Ex. 99.77Q1(a)


Articles Supplementary to the Articles of Amendment and Restatement of Articles of Incorporation of INVESCO Stock Funds, Inc. dated November 20, 2002, filed with Post-Effective Amendment No. 70 to INVESCO Stock Funds, Inc. Registration Statement on November 21, 2002 and incorporated herein by reference.